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Exhibit 99.1

For Release at 6:15 am October 4, 2001

                                                          Contact: Dara Williams
                                                                    650.627.3301

            WEBVAN SELLS TECHNOLOGY PLATFORM AND OAKLAND DISTRIBUTION
                      CENTER TO KAISER FOUNDATION HOSPTALS
                Webvan Assigns Carson, Asuza and Fullerton Leases

FOSTER CITY, CA (03 October 2001) -- Webvan Group, Inc. announced today that it has sold its technology platform to Kaiser Foundation Hospitals for $2.65 million. The transaction, which was approved by the Bankruptcy Court on October 3/rd/ was closed immediately thereafter with Kaiser taking possession of the technology platform as well as Webvan's Oakland Distribution Center.

The transaction included the sale of both the HomeGrocer and Webvan technology platforms, the trademarks, patents, copyrights as well as the URL's, including both Webvan.com and Homegrocer.com. "We're pleased to see that what was built by the many talented people at Webvan and HomeGrocer will continue to operate as a premier technology platform and distribution system" said a Webvan spokesperson. "Kaiser clearly saw the value of our technology and the potential that can be realized from the acquisition of our state-of-the-art warehouse."

The value of the transaction to Webvan far exceeds the $2.65 million that Kaiser paid for the technology platform because Kaiser also purchased the assets of Webvan's Oakland Distribution center for approximately $1.4 million and took over Webvan's lease obligations, eliminating a significant liability. "In our estimation, we see the value of the combined Kaiser package exceeding $5 million to the estate," said Scott McNutt, an attorney with McNutt & Litteneker, counsel to the Official Committee of Unsecured Creditors in the bankruptcy proceedings of Webvan. "As such, this deal represents a significant value for our creditors."

In addition, Webvan also announced that the leases for its facilities in Carson, Asuza and Fullerton were all assigned to other users. These transactions included the sale of refrigeration equipment; however, all of the conveyor equipment, racking, computer equipment and vehicles remain to be sold in upcoming auctions to be held at each of these facilities. "We made great strides in eliminating our lease liabilities" said Allen Arthur, Director of Real Estate for Webvan. "We're excited about our upcoming auctions at each of these three facilities and are also looking forward to strong auctions at our facilities in Seattle; San Diego and Chicago. We believe that buyers have a fantastic opportunity to pick up top-quality equipment at each of these auctions."

The auction schedule is as follows: Seattle: October 11; San Diego: October 13;
Fullerton: October 15; Carson: October 16; Asuza: October 17 and Chicago October
23. Persons interested in finding out more information about these

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auctions are encouraged to contact Mark Weitz of Great American/ Shottenstien
(Webvan's auctioneers) at (818) 884-3737

Webvan also announced that DoveBid, Inc. was selected to conduct the auction of Webvan's headquarter assets which include servers, disk arrays, storage equipment, networking gear, telecommunications equipment and furniture. This auction is planned for October 30/th/ and will take place at Webvan's Foster City headquarters. Persons interested in finding out more information about this auction are encouraged to contact Kirk Dove of DoveBid at (650) 571-7400.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995:
The statements contained in this press release that are not historical facts, including the statements relating to the potential recovery and timing of auctions are forward-looking statements that involve certain risks and uncertainties, including but not limited to: the risk that the auction timing may be delayed, that the auctions may be cancelled or that the proceeds recovered may be materially less than expected.

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